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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
TALX Corporation:

We consent to the incorporation by reference in registration statements No. 333-14619, No. 333-18389, No. 333-18393, No. 333-47659, No. 333-83369, No.
333-83367, No. 333-65370, No. 333-65368, and No. 333-119933 on Forms S-8 and No.
333-121934 on Form S-3 of TALX Corporation and subsidiaries (the Company) of our reports dated June 3, 2005, relating to the consolidated balance sheets of the Company as of March 31, 2005 and 2004, and the related statements of earnings, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2005; management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005; and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005 annual report on Form 10-K of the Company.

As discussed in Note 6 to the consolidated financial statements, effective April 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

The Company acquired TBT Enterprises, Incorporated and UI Advantage, Inc. (TBT Enterprises) and Net Profit, Inc. (Net Profit) during the year ended March 31, 2005. Management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of March 31, 2005, TBT Enterprises' and Net Profit's internal control over financial reporting associated with total revenues of $2,300,000 and $2,400,000, respectively, included in the consolidated financial statements of the Company for the periods from the respective acquisitions through March 31, 2005. TBT Enterprises and Net Profit were acquired for total consideration of $9,000,000 and $10,000,000, respectively, subject to certain contingent purchase price adjustments. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of TBT Enterprises and Net Profit.

/s/ KPMG LLP

St. Louis, Missouri
June 3, 2005